UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2012

BIO-BRIDGE SCIENCE, INC.

(Exact name of registrant as specified in its charter)

000-51497

(Commission File Number)

DELAWARE	20-1802936
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

PO Box 168081, Chicago, IL, 60616

(Address of Principal Executive Offices, Zip Code)

630-613-9687

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

In a board meeting held on May 14th, 2012, a majority of the board directors of Bio-Bridge Science, Inc. voted to discontinue operations of the Company due to lack of funds. The directors intend to recommend a vote for a liquidation of the Company to the shareholders.  A liquidation would result in the sale of the Company’s assets, payment of the Company’s creditors, and ultimately distribution of any remaining proceeds to shareholders.

Item 5.02 Departure of Directors or Certain Officers

On May 15th, Dr. Liang Qiao resigned as CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012

/s/ Dr. Liang Qiao
By: Dr. Liang Qiao
Chairman of Board of Directors